Exhibit 31.2

CERTIFICATION

I, Sean A. Cassidy, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of CuraGen Corporation; and

2.	Based on my knowledge, this amended report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ SEAN A. CASSIDY
Sean A. Cassidy Vice President and Chief Financial Officer

Dated: April 30, 2009